UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 11, 2015

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 16, 2015, Atlas Financial Holdings, Inc. (“Atlas”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting that, among other things, on March 11, 2015, Atlas completed its previously announced acquisition of Anchor Holdings Group, Inc. and its sole insurance subsidiary, Global Liberty Insurance Company of New York and other affiliated entities (collectively, the “Acquired Business”). This Form 8-K/A amends the Original Form 8-K to include the historical audited financial statements of the Acquired Business and the unaudited pro forma combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K that were excluded from the Original Form 8-K in reliance on the instructions to such items.

This amendment includes the historical annual financial statements of the Acquired Business for the period specified in Rule 3-05(b) of Regulation S-X and the unaudited combined pro forma statement of operations for the year ended December 31, 2014 and the unaudited combined pro forma balance sheet of Atlas as of December 31, 2014 pursuant to Article 11 of Regulation S-X.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial statements of businesses acquired.

The audited combined balance sheet of the Acquired Business and the related audited combined statements of income, comprehensive income, shareholder’s equity and cash flows as of and for the year ended December 31, 2014, including the notes thereto and the report of the independent auditor thereon, are filed as Exhibit 99.1 to this current report on Form 8-K/A.

(b)    Pro forma financial information.
The unaudited pro forma combined financial information of Atlas as of and for the year ended December 31, 2014 which reflects its acquisition of the Acquired Business is attached hereto as Exhibit 99.2 to this current report on Form 8‑K/A.

(d)    Exhibits.

23.1	Consent of BDO USA, LLP
99.1	Audited combined financial statements of the Acquired Business as of and for the year ended December 31, 2014.
99.2	Unaudited pro forma combined financial information as of and for the year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By: Paul A. Romano (Vice President and Chief Financial Officer)
May 22, 2015